Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 16, 2005

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona	85027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(623) 445-9500

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Universal Technical Institute, Inc. (the “Company”) held its Annual Meeting of Stockholders on February 16, 2005. The Company’s Board of Directors amended the Company’s Amended and Restated Bylaws, effective upon the commencement of the annual meeting, to give the Company’s Board discretionary authority to allow vacancies on the Company’s Board to be filled by the stockholders. Prior to the amendment, only the Company’s Board could fill vacancies. A copy of the Company’s Amended and Restated Bylaws, as amended, is filed as an exhibit to this Form 8-K.

Item 8.01 Other Events.

     On February 22, 2005, the Company issued a press release announcing that it completed its purchase of a property in the Boston suburb of Norwood, Massachusetts for $12.4 million dollars. The Company disclosed its entry into a definitive agreement to purchase the property in a Form 8-K filed with the Securities and Exchange Commission on September 24, 2004. The press release is filed as an exhibit to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     c. Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Universal Technical Institute, Inc.

99.1	Press Release of Universal Technical Institute, Inc., dated February 22, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Date: February 23, 2005	By: /s/ Chad A. Freed

Name: Chad A. Freed
Title: Senior Vice President and General Counsel

2